RAN COPACKING SOLUTIONS LLC

FINANCIAL STATEMENTS AND INDEPENDENT AUDITOR’S REPORT

AS OF DECEMBER 31, 2022 AND FOR THE PERIOD FROM JULY 1, 2022 TO DECEMBER 31, 2022

RAN COPACKING SOLUTIONS, LLC

805 Third Avenue 14th Floor New York, NY 10022 212.838-5100 www.rbsmllp.com

Independent Auditors’ Report

To the Board of Directors and Stockholders’

of CFN Enterprises, Inc.

Opinion

We have audited the accompanying Balance Sheet of Ran CoPacking Solutions, LLC (“RanCo” or the “Business”) as of December 31, 2022, pursuant to the Asset Purchase Agreement (the “Purchase Agreement”) between CFN Enterprises, Inc. and Ran CoPacking Solutions, LLC on July 1, 2023 as described in Note 1, and the related Statements of Operations, Changes in Members’ Equity, and Cash Flows for the six months ended December 31, 2022, and the related notes to the Financial Statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the business as of December 31, 2022, and the statement of operations and cash flows, pursuant to the Purchase Agreement, for the six months ended June 30, 2022 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statement section of our report. We are required to be independent of Ranco and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that RanCo will continue as a going concern. As discussed in Note 2 to the financial statements, RanCo has incurred loss and had members’ deficit of $213,022 as of December 31, 2022 and has stated that substantial doubt exists about RanCo’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Emphasis of matter

We draw attention to Note 3 to the financial statement, which describes that the accompanying financial statements were prepared for the purposes of complying with certain rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K/A of CFN Enteprises, Inc. dated  July 5, 2023) and is not intended to be a complete presentation of the Business’s revenues and expenses. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statement that are free from material misstatements, whether due to fraud or error.

In preparing the financial statement, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Business’s ability to continue as a going concern within one year after the date that the financial statement are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statement

Our objectives are to obtain reasonable assurance about whether the financial statement as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or

•error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the RanCo’s internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Business’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ RBSM LLP

New York, NY

September 15, 2023

RAN COPACKING SOLUTIONS, LLC

BALANCE SHEET

As of December 31, 2022

December 31,
2022

ASSETS
Current assets
Cash and cash equivalents	$149,143
Accounts receivable	272,780
Total current assets	421,923
Deposits	297,269
Right of use asset	2,550,270
Total assets	$3,269,461

LIABILITIES AND MEMBERS' DEFICIT
Current liabilities
Accounts payable and accrued expenses	$53,879
Loan payable	11,950
Due to related party	854,557
Right of use liability, current portion	530,557
Total current liabilities	1,450,942
Right of use of liability	2,031,542
Total liabilities	3,500,262

Commitments and contingencies

Members' deficit	(213,022)
Total members' deficit	(213,022)
Total liabilities and members' deficit	$3,287,239

See accompanying notes, which are an integral part of these financial statements.

RAN COPACKING SOLUTIONS, LLC

STATEMENT OF OPERATIONS

For the period from July 1, 2022 to December 31, 2022

For the Period
July 1, 2022
through
December 31,
2022

Revenues	$1,775,883
Cost of revenues	1,402,610
Gross profit	373,273

Operating expenses:
Selling, general and administrative	400,296
Total operating expenses	400,296

Net loss	$(27,022)

See accompanying notes, which are an integral part of these financial statements

RAN COPACKING SOLUTIONS, LLC

STATEMENT OF CHANGES IN MEMBERS’ EQUITY

For the period from July 1, 2022 to December 31, 2022

Members'
Deficit
Balances at July 1, 2022	$-
Member distributions	(186,000)
Net loss	(27,022)
Balances at December 31, 2022	$(213,022)

See accompanying notes, which are an integral part of these financial statements

RAN COPACKING SOLUTIONS, LLC

STATEMENT OF CASH FLOWS

For the period from July 1, 2022 to December 31, 2022

For the Period
July 1, 2022
through
December 31,
2022

Cash flows from operating activities:
Net loss	$(27,022)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash expenses incurred by related party	150,637
Due to related party	406,651
Changes in operating assets and liabilities:
Accounts receivable	(272,780)
Accounts payable and accrued expenses	53,879
Right of use liability, net	11,829
Net cash provided by operating activities	323,193
Cash flows from financing activities:
Member distributions	(186,000)
Proceeds from loan payable, net	11,950
Net cash used in financing activities	(174,050)

Change in cash and cash equivalents	149,143
Cash and cash equivalents at beginning of period	-
Cash and cash equivalents at end of period	$149,143

Supplemental disclosure of non‐cash operating activities:
Cash paid for interest	$-

Supplemental disclosure of non‐cash investing activities:
Right of use asset and liability	$2,828,481
Security deposit incurred by related party	$297,269

See accompanying notes, which are an integral part of these financial statements

RAN COPACKING SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

As of December 31, 2022 and for the period from July 1, 2022 to December 31, 2022

1.	NATURE OF OPERATIONS

RAN CoPacking Solutions LLC (the “Company”) is a California limited liability company. RAN CoPacking Solutions which offers extensive manufacturing, packaging and labeling services for specialist and consumer brands. The Company design, develop and market client’s products or need repackaging specialist and technical expertise.

On July 1, 2023, CFN Enterprises, Inc. and its wholly owned subsidiary, RANCO, LLC, a Delaware limited liability company, entered into an asset purchase agreement (the “Asset Purchase Agreement”) with RAN CoPacking Solutions LLC, and the members of the RAN CoPacking Solutions LLC (collectively, the “Founders”). The assets of the RAN CoPacking Solutions, LLC acquired by Ranco LLC consist of assets for co-packing and white label manufacturing services, including comprehensive solutions for third party logistics (3PL) related areas such as storage, order fulfillment, solutions for custom packaging and hardware needs for many different industries, and media and design services, along with strategic marketing support, to help clients establish and enhance their brand presence in the market (the “Purchased Assets”) (see Note 9).

2.GOING CONCERN

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt as to the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a net loss of $27,022 for the period ended December 31, 2022. As of December 31, 2022, the Company had members’ deficit of $213,022. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional capital financing. No assurance can be given that the Company will be successful in these efforts. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("GAAP"). The Company’s fiscal year is December 31. The financial statements of the Company are presented beginning at July 1, 2022, which is the point when the Company entered into a lease for its warehouse (see Note 7) and commenced its operations surrounding the Purchased Assets.

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to right of use assets and liabilities. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

See accompanying notes, which are an integral part of these financial statements

RAN COPACKING SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

As of December 31, 2022 and for the period from July 1, 2022 to December 31, 2022

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company generally maintains balances in various operating accounts at financial institutions that management believes to be of high credit quality, in amounts that may exceed federally insured limits. The Company has not experienced any losses related to its cash and cash equivalents and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships. At December 31, 2022, the Company’s cash and cash equivalents were held at one accredited financial institution.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

Accounts Receivable

The Company’s account receivables are due from customers relating to contracts to provide investor relation services. Collateral is currently not required. The Company also maintains allowances for doubtful accounts for estimated losses resulting from the inability of the Company’s customers to make payments. The Company periodically reviews these estimated allowances, including an analysis of the customers’ payment history and creditworthiness, the age of the trade receivable balances and current economic conditions that may affect a customer’s ability to make payments as well as historical collection trends for its customers as a whole. Based on this review, the Company specifically reserves for those accounts deemed uncollectible or likely to become uncollectible. When receivables are determined to be uncollectible, principal amounts of such receivables outstanding are deducted from the allowance. The Company determined there was no allowance for doubtful accounts as of December 31, 2022.

Fair Value Measurements

Certain assets and liabilities of the Company are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

●Level 1—Quoted prices in active markets for identical assets or liabilities.

●Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

●Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses  and due to related party approximate their fair value due to the short-term maturity of these items. The Company’s loan payable approximate their fair value due to the market rate of interest on the loan.

See accompanying notes, which are an integral part of these financial statements

RAN COPACKING SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

As of December 31, 2022 and for the period from July 1, 2022 to December 31, 2022

 Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification, or ASC, 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation.

The Company accounts for revenues when both parties to the contract have approved the contract, the rights and obligations of the parties are identified, payment terms are identified, and collectability of consideration is probable. Payment terms vary by client and the services offered.

The Company performs services including white label manufacturing and co-packing for customers.  Customers will drop off their product and the Company will perform the services via their employees and contractors.  When the services are complete, the Company has satisfied its performance obligations.  Revenue is recognized at this point in time.

The Company will order products that are manufactured overseas, such as custom boxes, packaging and hardware.  These products are generally shipped from overseas to the customer.  When these products are shipped out from the manufacturer, the Company has satisfied its performance obligations.  Revenue is recognized at this point in time.

Lastly, the Company provides certain shipping and third party logistics services for customers.  When the services are complete, the Company has satisfied its performance obligations.  Revenue is recognized at this point in time.

The following is a disaggregation of revenue for the period ended December 31, 2022:

Services	$686,732
Products	501,722
Shipping and logistics	587,430
$1,775,883

Cost of Revenues

Cost of revenues includes direct labor and materials.  Cost of revenues also includes inbound and outbound shipping, freight and delivery costs.

Selling, General and Administrative

Selling, general and administrative expenses primarily consist of legal and professional services, insurance as well as general corporate expenses. These costs are expensed as incurred.

Income Taxes

The Company has elected to be taxed as a partnership under the Internal Revenue Code. Accordingly, no federal income tax provision and state income taxes, to the extent possible, have been recorded in the consolidated financial statements, as all items of income and expense generated by the Company are reported on the members’ personal income tax returns. The Company has no federal or state tax examinations in process as of December 31, 2022.

See accompanying notes, which are an integral part of these financial statements

RAN COPACKING SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

As of December 31, 2022 and for the period from July 1, 2022 to December 31, 2022

 Leases

In accordance with FASB ASC 842, Leases, upon lease commencement the Company recognizes a right-of-use asset and a corresponding lease liability measured at the present value of the fixed future minimum lease payments. The Company calculates operating lease liabilities with a risk-free discount rate, using a comparable period with the lease term. Lease and non-lease components are combined for all leases. Lease payments for leases with a term of 12 months or less are expensed on a straight-line basis over the term of the lease with no lease asset or liability recognized.

Recently Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Company adopted ASU 2016-02 on July 1, 2022 and it did not have any effect on its financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

4.LOAN PAYABLE

In 2022, the Company entered into loans for total proceeds of $40,000.  The Company made repayments totaling $28,050, and the amount outstanding was $11,950 as of December 31, 2022.  The loans mature after one year. The loans require monthly repayments of $2,013, including a 36% annual percentage rate.

5.MEMBERS’ EQUITY

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

During the period ended December 31, 2022, member distributions totaled $186,000.

6.    RELATED PARTY TRANSACTIONS

During the period ended December 31, 2022, the Company incurred $150,637 in expenses paid by the related party, which is the business in operations prior to the Purchased Assets.  As of December 31, 2022, there was $854,557 in amounts due to the related party.

7.    COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company’s operating lease agreement consists of office premises in Los Angeles for the purpose of general office and warehouse operations. Right-of-use (“ROU”) assets represent the right to use an underlying asset for the lease term and operating lease liabilities represent the obligation to make payments arising from the lease or embedded lease. Operating lease ROU assets and operating lease liabilities are recognized at commencement date based on the present value of the future minimum lease payments over the lease term. The Company calculates operating lease liabilities with a risk-free discount rate, using a comparable period with the lease term., using a similar term as the lease payments at the commencement date. Indirect capital costs are capitalized and included in the ROU assets at commencement.

See accompanying notes, which are an integral part of these financial statements

RAN COPACKING SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

As of December 31, 2022 and for the period from July 1, 2022 to December 31, 2022

The Company entered into an operating lease agreement commencing on July 1, 2022 and expiring on July 31, 2027.    The lease requires monthly base rent payments of $49,782 and required a security deposit of $297,269, which was incurred by the related party prior business.  On July 1, 2022, the Company recognized a ROU asset and liability of $2,828,481.

The components of lease costs are as follows:

		For the Period
		July 1, 2022
		through
	Financial Statement	December 31,
Type	Line Item	2022
Operating lease	Selling, general and administrative	$272,875
Total lease costs		$272,875

Supplemental cash flow information related to leases are as follows:

For the Period
July 1, 2022
through
December 31,
2022
Operating cash flows paid for operating leases	$261,046
Right-of-use assets obtained in exchange for operating lease obligations	$2,828,481

Supplemental balance sheet information related to leases are as follows:

December 31,
2022
Weighted-average remaining lease term (in years)	4.58
Weighted-average discount rate	2.88%

The following is a summary of minimum lease payments as of December 31, 2022:

Year Ending December 31,	Operating Leases
2023	$597,379
2024	597,379
2025	597,379
2026	597,379
2027	348,471
Total undiscounted cash flows	2,737,985
Unamortized interest	(175,886)
Present value of lease liability	$2,562,099

Contingencies

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matters will have a material adverse effect on its business, financial condition or results of operations.

See accompanying notes, which are an integral part of these financial statements

RAN COPACKING SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

As of December 31, 2022 and for the period from July 1, 2022 to December 31, 2022

8.	SUBSEQUENT EVENTS

On July 1, 2023, CFN Enterprises, Inc. and its wholly owned subsidiary, RANCO, LLC, a Delaware limited liability company (“Ranco”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) with RAN CoPacking Solutions LLC, a California limited liability company (the “Seller”) and the members of the Seller (collectively, the “Founders”). The assets of the Seller acquired by Ranco consist of assets for co-packing and white label manufacturing services, including comprehensive solutions for third party logistics (3PL) related areas such as storage, order fulfillment, solutions for custom packaging and hardware needs for many different industries, and media and design services, along with strategic marketing support, to help clients establish and enhance their brand presence in the market (the “Purchased Assets”). Ranco acquired the Purchased Assets and assumed certain liabilities of the Seller (the “Acquisition”) in exchange for an aggregate of 40 million shares of Company common stock (the “Acquisition Shares”), and $1 million in cash consideration, payable in quarterly installments in an amount equal to the lesser of (i) Ranco’s gross revenues attributable to the Purchased Assets from and after the closing, net of all accrued debts, liabilities, and obligations of the Ranco and all amounts necessary or advisable to reserve, designate, or set aside for actual or anticipated costs, payments, liabilities, obligations, and claims with respect to the Purchased Assets, all as determined in good faith by Ranco, and (ii) $250,000, until paid in full (the “Cash Consideration”). The Asset Purchase Agreement also contains an earn out provision providing for the issuance of (i) 8 million shares of Company common stock to be issued upon Ranco achieving $19 million in gross revenue attributable to the Purchased Assets and a net profit of $3.9 million within the twelve month period beginning three months from the closing of the Acquisition (the “First Earnout Period”), and (ii) 8 million shares of Company common stock to be issued upon Ranco achieving $29 million in gross revenue attributable to the Purchased Assets and a net profit of $5.9 million within the twelve month period beginning on the day immediately following the end of the First Earnout Period. The Buyer also agreed to assume the Seller’s lease for property related to the Purchased Assets in Los Angeles, California, consisting of approximately 46,000 square feet, a current monthly rent of $77,286.14 with four years remaining on the term (increasing annually to $86,936.85 for the last year of the term) with a three-year option to extend, including the Seller’s security deposit of approximately $297,000.  The Company agreed to enter into employment agreements with the Founders and to guarantee the Cash Consideration portion of the purchase price.

Management has evaluated subsequent events through September 15, 2023, the date the financial statements were available to be issued. Based on this evaluation, no material events were identified which require adjustment or disclosure in these financial statements.

See accompanying notes, which are an integral part of these financial statements